To the Board of Directors
Waters Instruments, inc.
Rochester, Minnesota

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated August 17, 1995, on the financial statements of Waters Instruments, Inc. (the "Registrant"), which report and statements appear, or are incorporated by reference, in the Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1995.




                                   /s/ McGladrey & Pullen, LLP
                                   McGLADREY & PULLEN, LLP



Rochester, Minnesota
December 4, 1995




469505